Exhibit 99.1

TheaterXtreme, Inc.
Balance Sheet
December 31, 2004
(Unaudited)

Assets

Current Assets:
Cash and equivalents	$155,978
Accounts receivable, net of allowance of $ -	11,794
Inventory	275,542
Prepaid expenses	26,852
Total current assets	470,166

Property and Equipment, net	194,171

Other Assets:
Deposits	5,760

$670,097

Liabilities and Stockholders' Deficit

Current Liabilities:
Note payable, unsecured	$50,000
Accounts payable and accrued expenses	228,308
Payroll liabilities	30,545
Current portion of notes payable	7,416
Due to officer	3,485
Deferred sales	398,836
Total current liabilities	718,590

Long-term Liabilities:
Notes payable, net of current portion	24,770
Total liabilities	743,360

Stockholders' Deficit:
Common stock, $.001 par, 2,500,000 shares authorized,
2,450,000 shares issued and outstanding	2,450
Additional paid in capital	572,550
Accumulated deficit	(648,263)
Total stockholders' deficit	(73,263)

$670,097

The accompanying notes are an integral part of these financial statements.

TheaterXtreme, Inc.
Statement of Operations
Three and six months ended December 31, 2004
(Unaudited)

	Three Months	Six Months
	Ended	Ended
	December 31, 2004	December 31, 2004

Retail sales	$712,323	$1,092,291

Cost of goods sold	(444,494)	(693,280)

Gross profit	267,829	399,011

Occupancy expenses	49,005	94,782
Selling, general and administrative expenses	370,252	642,214
	419,257	736,996

Loss from operations	(151,428)	(337,985)

Interest income	5	54
Interest expense	(9,583)	(14,584)

Net loss	$(161,006)	$(352,515)

The accompanying notes are an integral part of these financial statements.

TheaterXtreme, Inc.
Statement of Cash Flows
Six months ended December 31, 2004
(Unaudited)

Cash flows from operating activities:
Net Loss	$(352,515)
Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation	23,443
(329,072)
Increase in assets
Accounts receivables	(4,733)
Inventory	(95,229)
Prepaid expenses	(26,852)
Increase in liabilities
Accounts payable and accrued expenses	100,483
Payroll liabilities	19,329
Due to officer	(2,624)
Deferred sales	253,973

Net cash used in operating activities	(84,725)

Cash flows from investing activities:
Purchase of property and equipment	(51,475)

Net cash used in investing activities	(51,475)

Cash flows from financing activities:
Proceeds from notes payable, current	50,000
Repayment of notes payable	(3,441)
Proceeds from notes payable	1,391
Proceeds from convertible note payable	125,000

Net cash provided by financing activities	172,950

Net increase in cash	36,750

Cash and equivalents, beginning of year	119,228

Cash and equivalents, end of period	$155,978

Supplemental disclosure:
Cash paid during the year for interest	$14,585

Supplemental disclosure of non-cash:
Investing and financing activities:
Conversion of notes payable to common stock	$325,000

The accompanying notes are an integral part of these financial statements.

TheaterXtreme, Inc.
Statement of Stockholders' Deficit
Six months ended December 31, 2004
(Unaudited)

		Additional		Total
	Common	Paid-in	Accumulated	Stockholders'
	Stock	Capital	Deficit	Deficit

Balance at June 30, 2004	$2,125	$247,875	$(295,748)	$(45,748)

Conversion of notes payable	325	324,675	-	325,000

Net loss for the six months ended Dec. 31, 2004	-	-	(352,515)	(352,515)

Balance at December 31, 2004	$2,450	$572,550	$(648,263)	$(73,263)

The accompanying notes are an integral part of these financial statements.

Note 1: Nature of Operations and Significant Accounting Policies

Nature of operations. TheaterXtreme, Inc. (the “Company”), a Delaware corporation, was incorporated on June 11, 2003, with operations commencing on July 1, 2003. The Company opened its first Company retail store and design center on September 1, 2003 in Newark, Delaware. In August 2004 the Company opened a second Company owned design center in Wilmington, Delaware and sold the first two TheaterXtreme franchises. These initial franchise stores will be located in Pennsylvania and Massachusetts and are expected to open in 2005.

The Company has designed and created large-format home theater entertainment systems, offering new, low cost technology at prices affordable to most families. The Company expects to offer franchise licenses nationwide.

Industry Risks. The Company participates in a highly volatile industry that is characterized by rapid technological change, intense competitive pressure, and cyclical market patterns. The Company’s results of operations will be affected by a wide variety of factors, including general economic conditions, decreases in average selling prices over the life of any particular product, the timing of new product introductions (by the Company, its competitors, and others), the ability to acquire sufficient quantities of a given product in a timely manner, the timely implementation of new technologies, the ability to safeguard intellectual property from competitors, and the effect of new technologies resulting in rapid escalation of demand for some products in the face of equally steep decline in demand for others. Based on the factors noted herein, the Company may experience substantial period-to-period fluctuations in future operating results.

Comprehensive Income. The Company follows the Statement of Financial Accounting Standard (“SFAS”) No. 130, “Reporting Comprehensive Income.” Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Company has no items of other comprehensive income, comprehensive income (loss) is equal to net income (loss).

Fair Value of Financial Instruments. The Company’s financial statements consist of cash and cash equivalents, accounts receivable, payables, accrued expenses and deposits. The carrying values of these items approximate fair value because of their short maturities. The carrying value of notes payable also approximate fair value since the interest rates of these notes approximates current market interest rates.

Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash Equivalents The Company considers all short-term securities purchased with a maturity of three months or less to be cash equivalents.
Concentration of Credit Risk. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At December 31, 2004 the Company had approximately $55,978 in excess of FDIC insured limits. The Company has not experienced any losses in such accounts.

Inventory. The Company’s inventory is stated at the lower of cost (first-in, first-out) or  market (net realizable value), and consists of the following at December 31, 2004:

Equipment and furniture products	$123,478
Cable and supplies	9,554
Retail displays	142,510
$275,542

Depreciation and Fixed Assets. The cost of property and equipment is depreciated over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the length of the related leases or the estimated useful lives of the assets. Depreciation is computed using the straight-line method. The estimated useful lives are as follows:

Computer equipment	3 years
Office equipment	5 years
Office furniture	7 years
Vehicles	5 years
Leasehold improvements	3 to 7 years

Long-lived Assets. The Company follows SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the excess of the asset’s carrying amount. Fair value of the asset and long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. The Company is not aware of any events or circumstances which indicate the existence of an impairment which would be material to the Company’s annual financial statements.

Revenue Recognition. Retail sales include all sales from Company-owned design center(s). Substantially all earned revenue during the year ended December 31, 2004 is retail sales. Such sales normally represent both the sale and installation of home-theater equipment. Revenue is recognized on such sales when the equipment is delivered and the installation is substantially completed. Generally these events occur on the same date. Customer deposits on orders which are not completed are shown as deferred revenue. In addition, the Company has deferred revenues from the sales of its first two franchises. Such revenues will be recognized when the Company has substantially completed its obligations to these franchises. The following is a summary of orders and retail sales for the six months ended December 31, 2004:

Customer orders	$1,411,682
Increase in unfinished orders	(319,391)
Retail sales (recognized)	$1,092,291

Customer deposits (deferred retail sales)	$348,836
Balances due on unfinished orders	323,911
Less unfinished orders at June 30, 2004	(353,356)
Increase in unfinished orders	$319,391

The following is a summary of amounts included in deferred sales at December 31, 2004:

Deferred retail sales	$348,836
Deferred franchise sales	50,000
Total deferred sales at December 31, 2004	$398,836

Income Taxes. The Company accounts for income taxes under SFAS No. 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Shipping and Handling Fees and Costs. The Company classifies shipping and handling costs as part of selling and administration expenses. Shipping and handling costs were $4,394 and $ 5,267 for the three months and six months ended December 31, 2004.

Advertising Costs. Advertising and sales promotion costs are expensed as incurred. Advertising expense totaled $71,633 and $115,028 for the three months and six months ended December 31, 2004.

Store Opening Costs. Store opening costs and other start-up costs are expensed as incurred.

Note 2: Due to Officers

The balance of $3,485 at December 31, 2004 represents accrued compensation due to an officer of the Company.

Note 3: Property and Equipment

Property and equipment consist of the following at December 31, 2004:

Vehicles	$42,716
Equipment and computers	47,287
Leasehold improvements	142,606
232,609
Accumulated depreciation	(38,438)
$194,171

Related depreciation expense for the six months ended December 31, 2004 was $23,443.

Note 4: Notes Payable

Long-term debt consists of the following at June 30, 2004:

Note Payable to bank, in monthly installments
of $349, including interest at 7.25%,
secured by vehicle	$14,497

Note Payable to bank, in monthly installments
of $402, including interest at 7.25%.
secured by vehicle	16,423

Capitalized lease with monthly payments of $34
and imputed interest at 10% through
July 2008	1,266
32,186

Less current portion	(7,416)
$24,770

Future maturities of long-term debt as of June 30, 2004 are as follows:

Year ending June 30, :
2005	$3,469
2006	7,591
2007	8,162
2008	8,777
2009	4,187
$32,186

The Company incurred interest costs of $4,763 and $9,584 in the three months and six months ended December 31,  2004. These  costs were charged to operations.

Note 5: Lease Commitments

The Company leases its corporate offices, warehouse and retail design centers for various terms under long-term, non-cancelable operating lease agreements. The leases expire at various dates through 2010 and provide for renewal options ranging from none to five years. In the normal course of business, it is expected that these leases will be renewed or replaced by leases on other properties. The leases provide for increases in future minimum annual rental payments based on defined increases in the Consumer Price Index, subject to certain minimum increases. Also, the agreements generally require the Company to pay executory costs (real estate taxes, insurance, and repairs or allocated common area charges).

The company also has operating leases on vehicles with monthly payments of $350.

The following is a schedule by year of future minimum rental payments required under the operating lease agreements:

Year ending June 30, :
2005	$67,595
2006	132,184
2007	115,771
2008	91,308
2009	89,018
thereafter	70,289
$566,165

Total minimum lease payments do not include executory costs, common area charges, or increases measured by consumer price or other index changes.

Rent expense charged to operations for the three months and six months ended December 31, 2004 was $33,826 and $67,653.

Note 6: Income Taxes

Deferred income taxes reflect the net effect of an operating loss carryforward. There are no significant temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amount used for income tax purposes.

The components of the deferred assets are as follows at December 31, 2004:

Net operating loss carryforward	$233,000
Less valuation allowance	(233,000)

$0

A valuation allowance was required since the ultimate realization of deferred tax assets is dependent upon future taxable income and management believes it is more likely than not that the deferred tax asset will not be realized through future taxable income.

The income tax benefit (provision) consists of the following items for the six months ended  December 31, 2004:

	Three months	Six months
	Ended	Ended
Deferred benefit (provision)	$62,000	$127,000
Valuation allowance	(62,000)	(127,000)

	$0	$0

At December 31, 2004, the Company had a net operating loss carryforward of approximately $648,000 which if not used will expire in the fiscal year ending June 30, 2026.

Note 7: Common Stock - Options

Management expects to negotiate additional incentive stock options with key employees in order to secure the talent and services necessary to properly execute the Company’s business plan. As of December 31, 2004, no formal plan was adopted.

Note 8: Subsequent Events

Through January 25, 2005, the Company has received promissory notes from accredited investors in the aggregate amount of $485,000 in anticipation of a pending private placement offering.

On February 11, 2005, the Company entered into an Agreement and Plan of Merger (“Merger Agreement”) and merged with BF Acquisition Group II, Inc., a Florida corporation. Subsequent to the merger, BF Acquisition Group II, Inc., the surviving corporation, changed its name to Theater Xtreme Entertainment Group, Inc. This agreement provides that the Company will eventually reincorporate in Delaware.

Under accounting principles generally accepted in the United States, the share exchange is considered to be a capital transaction in substance, rather than a business combination. That is, the share exchange is equivalent to the issuance of stock by Theater Xtreme Entertainment Group, Inc. for the net monetary assets of BF Acquisition Group II, Inc., accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the share exchange will be identical to that resulting from a reverse acquisition, except no goodwill will be recorded. Under reverse takeover accounting, the post reverse acquisition comparative historical financial statements of the legal acquirer, BF Acquisition Group II, Inc. are those of the legal acquiree, Theater Xtreme Entertainment Group, Inc. which are considered to be the accounting acquirer.

At the effective time of the merger, each outstanding share of the Company will be exchanged for 4.60 shares of BF Acquisition Group II, Inc.

Subsequent to December 31, 2004, the Company has issued approximately $500,000 of unsecured notes payable, with interest at 8%. These notes are convertible into common stock of the Company, at the election of the holder, at the conversion rate of $0.35 per share.